UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010

HILLENBRAND, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2010, Hillenbrand, Inc., an Indiana corporation (“Hillenbrand”), K-Tron International, Inc., a New Jersey corporation (“K-Tron”), and Krusher Acquisition Corp., a New Jersey corporation and a wholly owned subsidiary of Hillenbrand (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into K-Tron, the separate corporate existence of Merger Sub shall cease and K-Tron shall be the surviving corporation of the merger (the “Merger”).

Upon the consummation of the Merger, (i) K-Tron will become a wholly owned subsidiary of Hillenbrand and (ii) each share of K-Tron common stock will be converted into the right to receive $150.00 in cash (as may be adjusted as described in the following paragraph, the “Merger Consideration”). In addition, options to acquire K-Tron common stock, stock appreciation rights for shares of K-Tron common stock and K-Tron restricted stock unit awards, in each case that are outstanding immediately prior to the consummation of the Merger, will be converted to the right to receive cash based on formulas contained in the Merger Agreement.

In the event (i) the closing has not occurred by April 30, 2010 as a consequence of Hillenbrand’s inability to pay the Merger Consideration as of such date and (ii) K-Tron has satisfied all conditions to closing to be performed or satisfied by it as of such date, the per share Merger Consideration will be increased by $0.05 for each day from May 1, 2010 through the date of closing.

Hillenbrand, K-Tron and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) that K-Tron will conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the merger, and (ii) subject to certain limited exceptions, that the Board of Directors of K-Tron will recommend adoption of the Merger Agreement by its shareholders and will not solicit alternative business combination transactions.

The consummation of the Merger is subject to (i) receipt of the affirmative vote of at least two-thirds of all votes cast at a special meeting of K-Tron shareholders to approve the Merger, (ii) regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) other customary closing conditions.

The Merger Agreement contains certain termination rights for both Hillenbrand and K-Tron and further provides that, upon termination of the Merger Agreement under specified circumstances, K-Tron may be required to pay Hillenbrand a termination fee of $12 million.  If the Merger Agreement is terminated by Hillenbrand due to K-Tron’s willful breach of the Merger Agreement at a time when a competing takeover proposal of K-Tron is pending, K-Tron will be required to pay Hillenbrand its expenses incurred in connection with the transaction, up to a maximum amount of $10 million.

In connection with the Merger, on January 8, 2010, Hillenbrand entered into a voting agreement with Edward B. Cloues, II, the Chairman and Chief Executive Officer of K-Tron, and certain other directors and executive officers of K-Tron, pursuant to which such individuals have agreed to vote their shares of K-Tron stock in favor of the Merger (the “Voting Agreement”). Collectively, the agreement with Mr. Cloues and the other directors and executive officers relates to approximately 10 percent of K-Tron’s outstanding shares of common stock.

The foregoing descriptions of the Merger Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Voting Agreement, copies of which are attached, respectively, as Exhibit 2.1 and Exhibit 10.1 hereto and are incorporated herein by reference.

The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide information regarding the terms of the agreement and is not intended to provide any other factual information about Hillenbrand, K-Tron or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure letter that the parties have exchanged, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Hillenbrand’s or K-Tron’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Hillenbrand or K-Tron or any of their respective subsidiaries or affiliates.

Item 8.01. Other Events.

On January 11, 2010, Hillenbrand and K-Tron issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Additional Information and Where to Find it

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed acquisition of K-Tron by Hillenbrand.  In connection with the proposed acquisition, K-Tron plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF K-TRON ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final proxy statement will be mailed to shareholders of K-Tron. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by K-Tron with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and K-Tron’s other filings with the SEC may also be obtained from K-Tron by directing a request to K-Tron International, Inc., Attention: Investor Relations, Route 55 and 553, P.O. Box 888, Pitman, N.J. 08071, or by calling 856-589-0500.

Hillenbrand, K-Tron and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from K-Tron shareholders in favor of the proposed acquisition. Information regarding Hillenbrand’s directors and executive officers is available in its 2009 Annual Report on Form 10-K filed with the SEC on November 24, 2009, and definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on January 5, 2010.  Information regarding K-Tron’s directors and executive officers is available in its 2008 Annual Report on Form 10-K filed with the SEC on March 13, 2009, and definitive proxy statement relating to its 2009 Annual Meeting of Shareholders filed with the SEC on April 6, 2009. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 8, 2010, by and among Hillenbrand, Inc., K-Tron International, Inc. and Krusher Acquisition Corp.

10.1	Voting Agreement, dated January 8, 2010, by and among Hillenbrand, Inc., Krusher Acquisition Corp. and certain shareholders of K-Tron International, Inc.

99.1	Press release dated January 11, 2010, of Hillenbrand, Inc. and K-Tron International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
DATE: January 11, 2010

	BY:	/S/ Cynthia L. Lucchese
Cynthia L. Lucchese
Senior Vice President and
Chief Financial Officer

DATE: January 11, 2010

	BY:	/S/ John R. Zerkle
John R. Zerkle
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 8, 2010, by and among Hillenbrand, Inc., K-Tron International, Inc. and Krusher Acquisition Corp.

10.1	Voting Agreement, dated January 8, 2010, by and among Hillenbrand, Inc., Krusher Acquisition Corp. and certain shareholders of K-Tron International, Inc.

99.1	Press release dated January 11, 2010, of Hillenbrand, Inc. and K-Tron International, Inc.